                                                               EXHIBIT  10.28

                               PURCHASE AGREEMENT,

                          dated as of August 11, 1999,

                                     between

                             APPAREL VENTURES, INC.,

                                 as the Issuer,

                                       and

                               MARVIN L. GOODMAN,

                         VARIOUS JORDAN PARTY INVESTORS,

                                       and

                             JZ EQUITY PARTNERS PLC,

                               as the Purchasers,

                                       for

                         $8,750,000 Principal Amount of
                   10.0% Subordinated Notes due July 31, 2004

                                       and

                              Warrants to Purchase
                             637,500 Common Shares.

                                TABLE OF CONTENTS

                                                                     PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.          Defined Terms....................................2
SECTION 1.2.          Use of Defined Terms............................15
SECTION 1.3.          Cross References................................15

                                   ARTICLE II

                     PURCHASE AND SALE OF SUBJECT SECURITIES

SECTION 2.1.          Purchase Commitment.............................15
SECTION 2.2.          Issue Price.....................................15
SECTION 2.3.          Closing.........................................15
SECTION 2.4.          Purchasers'Acknowledgments......................16

                                   ARTICLE III

                              CONDITIONS TO CLOSING

SECTION 3.1.          Certificates of Incorporation...................16
SECTION 3.2.          Resolutions, etc................................17
SECTION 3.3.          Satisfaction of Conditions to Recapitalization..17
SECTION 3.5.          Certain Affiliate Agreements....................18
SECTION 3.6.          Senior Credit Agreement.........................19
SECTION 3.7.          Certificate as to Solvency, etc.................19
SECTION 3.8.          Opinion of Counsel..............................19
SECTION 3.9.          Legal Expenses..................................19
SECTION 3.10.         Satisfactory Legal Form.........................19

                                   ARTICLE IV

                          PAYMENTS, REGISTRATION, ETC.

SECTION 4.1.          Place of Payment................................19
SECTION 4.2.          Home Office Payment.............................20
SECTION 4.3.          Optional Payments...............................20
SECTION 4.4.          Allocation......................................21
SECTION 4.5.          Mandatory Redemption of Notes...................21

SECTION 4.6.          Registration, Transfer, etc.....................21
SECTION 4.7.          Transfer and Exchange...........................22
SECTION 4.8.          Replacement.....................................22
SECTION 4.9.          Taxes...........................................22

                                    ARTICLE V

                                WARRANTIES, ETC.

SECTION 5.1.          Organization, Power, Authority, etc.............24
SECTION 5.2.          Due Authorization...............................24
SECTION 5.3.          Validity, etc...................................24
SECTION 5.4.          Financial Information...........................25
SECTION 5.5.          Capitalization..................................25
SECTION 5.6.          Margin Regulations..............................26
SECTION 5.7.          Government Regulation...........................26
SECTION 5.8.          Offering of Subject Securities..................26
SECTION 5.9.          Accuracy of Information.........................27

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.1.          Certain Affirmative Covenants...................27
SECTION 6.1.1.        Financial Information, etc......................28
SECTION 6.1.2.        Notice of Default, Litigation, etc..............28
SECTION 6.1.3.        Use of Proceeds.................................29
SECTION 6.1.4.        Books and Records...............................29
SECTION 6.2.          Certain Negative Covenants......................29
SECTION 6.2.1.        Business Activities.............................29
SECTION 6.2.2.        Restricted Payments, etc........................30
SECTION 6.2.3.        Consolidation, Merger, etc......................30

                                   ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.1.          Events of Default...............................30
SECTION 7.1.1.        Non-Payment of Obligations......................30
SECTION 7.1.2.        Default on Other Indebtedness...................30
SECTION 7.1.3.        Bankruptcy, Insolvency,etc......................31
SECTION 7.1.4.        Judgments.......................................31
SECTION 7.2.          Action if Bankruptcy............................31
SECTION 7.3.          Action if Other Event of Default................32
SECTION 7.4.          Suits for Enforcement...........................32

SECTION 7.5.          Remedies Cumulative.............................32

                                  ARTICLE VIII

                                  SUBORDINATION

SECTION 8.1.          Payment Over Upon Dissolution, etc..............32
SECTION 8.2.          Payment Block Upon Senior Default...............33
SECTION 8.3.          Payment Otherwise Permitted, etc................34
SECTION 8.4.          Subrogation to Rights of Holders of Senior
                         Indebtedness.................................35
SECTION 8.5.          Provisions Solely to Define Relative Rights.....35
SECTION 8.6.          Effect of Failure to Pay........................35
SECTION 8.7.          No Waiver of Subordination Provisions...........35
SECTION 8.8.          Notice to Noteholders...........................36
SECTION 8.9.          Proving, etc.Claims.............................36
SECTION 8.10.         Reliance on Judicial Order or Certificate of
                         Liquidating Agent............................36
SECTION 8.11.         Notice to Senior Agent..........................37
SECTION 8.12.         Amendment of Subordination, etc.Provisions......37

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1.          Waivers, Amendments, etc........................37
SECTION 9.2.          Notices.........................................38
SECTION 9.3.          Costs and Expenses..............................38
SECTION 9.4.          Indemnification.................................38
SECTION 9.5.          Survival........................................39
SECTION 9.6.          Severability....................................39
SECTION 9.7.          Headings........................................39
SECTION 9.8.          Counterparts....................................39
SECTION 9.9.          Governing Law; Entire Agreement.................40
SECTION 9.10.         Jurisdiction....................................40
SECTION 9.11.         Successors and Assigns..........................40
SECTION 9.12.         Waiver of Jury Trial............................40

SCHEDULE I

EXHIBIT A      Subordinated Note
EXHIBIT B      Warrant
EXHIBIT C      Certificate as to Certificate of Incorporation
EXHIBIT D      Certificate as Authorizing Resolutions, etc.
EXHIBIT E      Certificate as to Recapitalization, etc.
EXHIBIT F      Certificate as to Merger Filing, etc.
EXHIBIT G      Certificate as to Affiliate Agreements
EXHIBIT H      Certificate as to Senior Credit Agreement
EXHIBIT I      Certificate as to Solvency
EXHIBIT J      Opinion of Counsel

                               PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT, dated as of August 11, 1999, is among APPAREL VENTURES, INC., a Delaware corporation (alternatively, "OAVI" and "Old AVI"), Marvin L. Goodman ("Goodman"), each of the Jordan Parties (such and other capitalized terms are used herein with the meanings provided in Section 1.1) identified on the signature pages hereto and JZ EQUITY PARTNERS PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) ("JZEP" and, collectively with Goodman and each such Jordan Party, a "Purchaser").

                              W I T N E S S E T H:

        WHEREAS, the parties are proposing to restructure the capitalization of AVI Holdings, Inc., a Delaware corporation (alternatively, "AVIHI" and "Holdings"), and its wholly-owned Subsidiary Old AVI (the "Recapitalization"), such that inter alia on the Closing Date,

               (a) pursuant to the Recapitalization Agreement, the holders of all AVIHI Liabilities, all AVIHI Old Preferred Stock and all AVIHI Old Common Stock will exchange their securities for 2,125,000 AVIHI New Common Shares;

               (b) Old AVI has authorized the sale to the Purchasers of, and the Purchasers are willing on the terms and conditions hereinafter set forth (including Article III) to purchase, for an aggregate amount of $8,750,000,

                      (i) $8,750,000 principal amount of 10.0% Notes
               substantially in the form of Exhibit A hereto due July 31, 2004, and

                      (ii) Warrants substantially in the form of Exhibit B
               hereto to purchase up to 637,500 SAVI Common Shares, representing after the Merger on a Fully-Diluted Basis 54.1875% of all SAVI Common Shares;

               (c) pursuant to the Senior Note Repurchase Arrangement, (x) Holdings will repurchase at least 51% of the Senior Noteholder 1994 AVIHI Warrants for $0.01 a piece and at least 51% of the Senior Noteholder 1996 AVIHI Warrants for $0.01 a piece and (y) Old AVI will repurchase at least $34,740,000 of the Senior Notes outstanding in an aggregate principal amount of $36,000,000 for $222.50 of each $1,000 of outstanding principal amount or at least $7,700,000 in the aggregate;

               (d) pursuant to the Merger Documents, (x) Holdings will merge (the "Merger") with and into Old AVI, and the Delaware corporation surviving the Merger (alternatively, "SAVI" and "Surviving AVI") will be named "Apparel Ventures, Inc." and (y) all of the then issued and outstanding AVIHI New Common Shares will be converted into 212,500 SAVI Common Shares; and

               (e) pursuant to the Management Options, Surviving AVI will reserve 150,000 SAVI Common Shares for issuance from time to time to directors, officers and employees of Surviving AVI and its Subsidiaries;

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

        SECTION 1.1 Defined Terms. The following terms (whether or not italicized) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Affiliate" means, relative to any Person, any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means, relative to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "this Agreement" means, on any date, this Purchase Agreement as originally in effect and as thereafter from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and in effect on such date.

        "Amended Certificate of Incorporation" means the certificate of incorporation of Holdings as it is to become effective on the Closing Date in the form furnished to the requesting Purchasers prior to the execution and delivery of this Agreement and as it is to be further amended on the Closing Date by the Merger Documents.

        "Applicable Law" means, relative to any Person, (x) all provisions of laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and (y) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

        "Approval" means, relative to any Person, each approval, license, permit, consent, exemption, filing or registration by or with any Governmental Authority necessary to (x) authorize or permit the execution, delivery or performance of, or for the validity or enforceability of, any Transaction Document or (y) its conduct of its business.

        "Authorized Officer" means, relative to the Company, those of its officers whose signatures and incumbency shall have been certified to each requesting Purchaser pursuant to clause (a)(ii) of Section 3.2.

        "AVIHI" is defined in the first recital.

        "AVIHI New Common Shares" means the 2,125,000 shares of common stock, $0.01 par value per share, of Holdings to be authorized by the Amended Certificate of Incorporation and issued pursuant to the Recapitalization of Holdings (and prior to the effectiveness of the Merger).

        "AVIHI Old Common Stock" means the 64,450 shares of all classes of common stock, $0.01 par value per share, of Holdings, 41,000 Class A Common Stock shares of which are authorized (and 25,500 of which shares are issued and outstanding) by the Certificate of Incorporation of Holdings in effect prior to the Closing Date.

        "AVIHI Old Preferred Stock" means the preferred shares, $1.00 par value per share, of Holdings of which 1,700, 1,700, 900 and 6,450 are issued and outstanding as Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares and Class D Preferred Shares, respectively.

        "AVIHI Liability" means (x) the 12% promissory notes of Holdings due April 30, 2004 and outstanding in the aggregate principal amount of $10,000,000 and the 14% promissory notes of Holdings due April 30, 2004 and outstanding in the aggregate principal amount of $6,155,881, all of which notes were issued pursuant to the purchase agreement, dated as of May 20, 1994 and as amended through October 31, 1998, between Holdings and JZEP (as the successor to Mezzanine Capital & Income Trust 2001 plc), together with all unpaid interest accrued thereon, and (y) the 10.78% non-negotiable subordinated notes of Holdings due June 30, 2004 and outstanding in the aggregate principal amount of $3,149,122.00, all of which notes were issued pursuant to the agreement for purchase and sale of stock, dated April 21, 1994, among Holdings, AVI Acquisition Co., a Delaware corporation, and all of the shareholders of Apparel Ventures, Inc., a California corporation, together with all unpaid interest accrued thereon.

        "Business Day" means any day, excluding, however, a Saturday, Sunday and each legal holiday on which banks are authorized or required to close in New York, New York.

        "Capital Stock" means, relative to any Person, any and all shares, partnership or membership interests, participations, rights or other equivalents (however designated) of corporate stock, including (w) capital shares of such Person (whether voting or non-voting), (x) if such Person is a partnership, capital partnership interests (whether general or limited), (y) any other indicia of ownership of such Person and (z) all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or any claims of any character with respect thereto, including SARs.

        "Change of Control" means

               (a) the sale, lease or transfer of all or substantially all the assets of the Company to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Jordan Investors;

               (b) the liquidation or dissolution of (or the adoption of a plan of liquidation by) the Company;

               (c) the acquisition by any Person or group (as so defined) (other than the Jordan Investors) of a direct or indirect majority in interest (more than 50%) of the issued and outstanding Voting Stock of the Company by way of merger or consolidation or otherwise; and

               (d) any transaction the result of which is that any Person or group (as so defined) (other than the Jordan Investors) beneficially owns, directly or indirectly, more of the issued and outstanding Voting Stock of the Company than is owned beneficially, directly or indirectly, by the Jordan Investors.

        "Closing" is defined in Section 2.3.

        "Closing Date" is defined in Section 2.3.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Common Share" means (x) on the Closing Date (and prior to the occurrence of the Merger), a AVIHI New Common Share and (y) on the Closing Date (and after the occurrence of the Merger) and thereafter, a SAVI Common Share.

        "Company" means (x) at any time prior to the occurrence of the Merger, Old AVI and (y) at any time on or after the occurrence of the Merger, Surviving AVI.

        "Contractual Undertaking" means, relative to any Person, any provision of any debt or equity security issued by it or of any Instrument or undertaking to which it is a party or by which it or any of its property is bound or subject.

        "Default" means

               (a) any Event of Default or any act, condition or event which, after notice or lapse of time or both, would constitute an Event of Default; and

               (b) any act, condition or event which has resulted in, or would (without notice or lapse of time or both) permit, any or all of the monetary obligations of under the Senior Credit Agreement to be declared immediately due and payable prior to their stated maturity.

        "Director Indemnification Agreement" is defined in clause (a) of Section
3.5. At any time after the Closing Date, "Director Indemnification Agreement" also means any other agreement in substantially similar form entered into by the Company and any of its directors from time to time after the Closing Date.

        "Disclosure Schedule" means Schedule I hereto.

        "Event of Default" is defined in Section 7.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Letter" means the letter, dated July 14, 1999, from Holdings to (and to be accepted by) all holders of AVIHI Liabilities, AVIHI Old Preferred Stock and AVIHI Old Common Stock pursuant to which such holders, inter alia, consent to the Recapitalization, agree to exchange their AVIHI Liabilities and AVIHI Old Preferred Stock for AVIHI New Common Shares and acknowledge the dilution of their AVIHI Old Common Stock by the AVIHI New Common Shares.

        "Financing Memorandum" is defined in Section 5.9.

        "Fiscal Quarter" or "FQ" means any period of three consecutive calendar months comprising a quarter of a Fiscal Year; references to a Fiscal Quarter with numbers corresponding to a calendar year and a number corresponding to a Fiscal Quarter (e.g., "1999 FQ 1") refer to such Fiscal Quarter (i.e., the first) of such Fiscal Year.

        "Fiscal Year" or "FY" means a period of 12 consecutive calendar months ending on each June 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "the 1999 Fiscal Year" or "1999 FY") refer to the Fiscal Year ending on June 30 of such calendar year.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fully-Diluted Basis" means, relative to the number of SAVI Common Shares into which the Warrants are convertible, the percentage which such SAVI Common Shares is of the sum of

               (a) all SAVI Common Shares issued on the Closing Date (after giving effect to the transactions contemplated by this Agreement), including all SAVI Shares into which AVIHI New Common Shares are converted pursuant to the Merger Documents, plus

               (b) all SAVI Common Shares issuable upon the exercise of the Warrants,

plus

               (c) all SAVI Common Shares issuable from time to time pursuant to the Management Options.

        "Goodman" is defined in the preamble.

        "Governmental Authority" means any international, national, federal, state, provincial, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Purchase Document refer to this Agreement or such other Purchase Document, as the case may be, as a whole and not to any particular Article, Section, paragraph or provision of this Agreement or such other Purchase Document.

        "holder" is defined, relative to a Note, in Section 4.6.

        "Holdings"is defined in the first recital.

        "including" means including without limiting the generality of any description preceding such term.

        "Indemnified Liability" is defined in Section 9.4.

        "Indemnified Party" is defined in Section 9.4.

        "Instrument" means any contract, agreement, indenture, mortgage, document or other writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any lien (or right or interest therein) is granted or perfected.

        "Jordan Industries" or "JI" means Jordan Industries, Inc., an Illinois corporation.

        "Jordan Investor" means any Jordan Party or JZEP.

        "Jordan Party" means TJC, Jordan Industries and their respective Affiliates and Subsidiaries (excluding, however, the Company and Subsidiaries) and, relative to each of the foregoing,

               (a) each general partner, limited partner, stockholder, member, principal or employee thereof or any Affiliate thereof;

               (b) any 50% (or more) owned Subsidiary of any one (or jointly of more than one of any) Person specified in clause (a); and

               (c) the spouse or any immediate family member of any Person specified in clause (a) or any trust solely for the benefit of any such Person or the spouse or any immediate family member of such Person.

        "Jordan Payment" means any payment to any Jordan Party of management fees, consulting fees, advisory fees, investment banking fees, director's fees or other fees for services provided to the Company and Subsidiaries, whether pursuant to a Jordan Services Agreement or otherwise (excluding, however, amounts paid as (x) reimbursement of out-of-pocket expenses paid to Persons who are not Affiliates in connection with the delivery of such services and (y) payments made pursuant to any Director Indemnification Agreement).

        "Jordan Services Agreement" means the TJC Management Consulting Agreement or the TJC Advisory Agreement.

        "JZAI" means Jordan/Zalaznick Advisers, Inc., a Delaware corporation.

        "JZEP" is defined in the preamble.

        "Management Employment Agreement" is defined in clause (e) of Section
3.3.

        "Management Option" means each option issued on the Closing Date by SAVI to each Person identified under the caption "Management Optionees" of Item 3.3 ("Stockholders") of the Disclosure Schedule for the number of SAVI Common Shares set forth opposite such Person's name in such Item 3.3. At any time after the Closing Date, "Management Option" also means any other option awarded from time to time by the Board of Directors of the Company to any other officer, director or employee of the Company or any Subsidiary for a number of SAVI Common Shares not to exceed, together with all other Management Options awarded after the Closing Date, the number of SAVI Common Shares set forth opposite the word "Reserved" in Item 3.3 ("Stockholders") of the Disclosure Schedule.

        "Management Stockholder" means each Stockholder identified under the caption "Management Optionees" of Item 3.3 ("Stockholders") of the Disclosure Schedule. At any time after the Closing Date, "Management Stockholder" also means any other officer, director or employee of the Company or any Subsidiary who shall purchase any of the Common Shares shown as "RESERVED" in Item 3.3 ("Stockholders") of the Disclosure Schedule pursuant to an offer made by the Board of Directors of the Company and who shall in connection therewith have executed the Stockholders' Agreement.
                                      -7-

        "Materially Adverse Effect" means (x) a material adverse effect on the financial condition, business, assets, operations, properties or prospects of the Company and Subsidiaries, taken as a whole, (y) a material impairment of the ability of any Obligor to perform its respective payment obligations under the Purchase Documents to which it is or will be a party or (z) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Noteholders under, this Agreement or any other Purchase Document.

        "Merger" is defined in clause (d) of the first recital.

        "Merger Document" means the certificate, plan or agreement of merger for filing with the Secretary of State of the State of Delaware in the form furnished to the requesting Purchasers prior to the execution and delivery of this Agreement pursuant to which (x) Holdings shall merge with and into Old AVI and (y) each AVIHI New Common Share will be converted into one tenth of one SAVI Share.

        "Non-U.S. Noteholder" is defined in Section 4.9.

        "Note" means each 10.0% subordinated promissory note of the Company, issued on the Closing Date in accordance with Section 2.3, substantially in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor, including pursuant to Section 4.7 or 4.8.

        "Noteholder" means at any time each Person (including the Purchasers) then registered in accordance with Section 2.3, 4.7 or 4.8 as the owner or holder of a Note; requesting Noteholder means JZEP and each Noteholder who shall from time to time notify the chief financial Authorized Officer that it wishes to receive copies of all financial information, notices and other information delivered from time to time pursuant to Section 6.1.

        "OAVI" is defined in the preamble.

        "Obligation" means all obligations of the Company with respect to the repayment or performance of all obligations (monetary or otherwise) of the Company arising under or in connection with the Notes or under this Agreement or any other Purchase Document in respect of the Notes, the indebtedness evidenced thereby or to any Person as the holder of a Note.

        "Old AVI" is defined in the preamble.

        "or" is not exclusive.

        "Organizational Document" means, relative to any Person, each Instrument that (x) defines its legal existence (including, in the case of a corporation, its articles or certificate of incorporation), as filed or recorded with an applicable Governmental Authority or (y) governs its internal affairs (including, in the case of a corporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock), in each case as amended, supplemented or restated.

        "outstanding" means, at any time relative to the Notes, any Notes theretofore issued pursuant to Section 2.3, 4.6 or 4.7 and not surrendered pursuant to Section 4.6 or 4.7 but excluding, however, all Notes which are deemed pursuant to Section 4.8 to be not outstanding.

        "Permitted Junior Payment" means any Restricted Payment (excluding, however, any payment of the nature referred to in clause (a) or (b) of the definition of such term) which is made by the Company or any Subsidiary at any time when, after giving effect thereto and in the good faith determination of the Board of Directors of the Company evidenced by a duly adopted resolution of such Board, (x) the funds then available to the Company are sufficient (and are reasonably expected to continue to be sufficient) to make the next scheduled payment of interest to become due, and all other payments due and to become due in the next 190 days, on the Notes and (y) no Default shall have occurred and be continuing (or would reasonably be expected to occur within the next 190 days).

        "Person" means any natural person, corporation, firm, association, partnership, limited liability partnership, limited liability company, government, trust, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Post-Petition Interest" means, relative to any Senior Indebtedness, all interest accrued or accruing on such Senior Indebtedness after the commencement of any insolvency or liquidation proceeding against such Person in accordance with and at the contract rate, including any rate applicable upon default, specified in the Instrument creating, evidencing or governing such Senior Indebtedness, whether or not, pursuant to Applicable Law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

        "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.4.

        "Projections" means the projections and calculations for the periods from the Closing Date (assuming the Closing Date has occurred on June 30, 1999) through the close of each Fiscal Year through and including the 2006 Fiscal Year set forth in the Financing Memorandum, including the projected income and cash flow statements, the EBITDA, balance sheets, amortization and capitalization calculations, the ratio analyses and the revenue and related cost assumptions.

        "Purchase Document" means this Agreement, the Notes, and each other Instrument executed and delivered from time to time by the Company or any Subsidiary to any other Noteholder pursuant hereto, whether or not mentioned herein.

        "Purchaser" is defined in the preamble; "requesting Purchaser" means JZEP and each other Purchaser who shall notify counsel to the Company on or prior to the Closing Date that it wishes to receive copies of all documentation identified in Article III or IV as being delivered to a requesting Purchaser; "required Purchaser" means, at any time prior to the purchase of the

Notes in accordance with Section 2.3, Purchasers committed pursuant to Section
2.1 to purchase at least 50.1% of the original principal amount of the Notes.

        "Ratably" means, relative to the Noteholders, ratably according to the aggregate outstanding principal amount of all Notes held by each Noteholder.

        "Recapitalization" is defined in the first recital.

        "Recapitalization Agreement" means the recapitalization and exchange agreement, dated the Closing Date, among Holdings, Old AVI, all holders of AVIHI Liabilities, all holders of Old AVIHI Preferred Stock and all holders of Old AVIHI Common Stock.

        "Recapitalization Document" means the Recapitalization Agreement, the Exchange Letter, the Senior Note Repurchase Arrangement, the Merger Documents and all documents, certificates and Instruments in connection with any thereof.

        "Reorganization Security" means, relative to any insolvency or liquidation proceeding involving the Company or any Subsidiary, any Capital Stock or other securities of the Company or any Subsidiary as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment involving the Company or any Subsidiary) that are subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment and authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law, giving effect, and stating in such order or decree that effect has been given, to Article VIII.

        "Required Noteholders" means, at any time, Noteholders owning more than 50.1% of the then outstanding principal amount of the Notes.

        "Restricted Payment" means

               (a)  relative to any Capital Stock of the Company,

                      (i) any dividend or other distribution (in cash, property
               or obligations), direct or indirect, by the Company on account of
               (x) any shares of any class of such Capital Stock (now or hereafter outstanding) or (y) any warrants, options or other rights with respect to any shares of any class of such Capital Stock (now or hereafter outstanding), excluding, however, in each case, dividends or distributions payable in such Capital Stock, or warrants to purchase such Capital Stock, or split-ups or reclassifications of such Capital Stock into additional or other shares of its Capital Stock),

                      (ii) any redemption, retirement, sinking fund or similar
               payment, purchase or other acquisition for value, direct or indirect, by the Company or any

               Subsidiary of any shares of any class of such Capital Stock (now or hereafter outstanding), and

                      (iii) any payment by the Company or any Subsidiary made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of such Capital Stock now or hereafter outstanding;

               (b) any payment or prepayment by the Company or any Subsidiary of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any indebtedness subordinated in right of payment to the Obligations;

               (c)  any Jordan Payment by the Company or any Subsidiary; and

               (d) any deposit to fund any of the foregoing.

        "SAR" means, relative to any Person, stock appreciation, phantom stock, incentive stock or similar contractual rights arising under stock-based incentive or compensation plans or programs established by such Person for employees which do not involve any issuance of any Capital Stock or other securities convertible thereinto.

        "SAVI" is defined in clause (d) of the first recital.

        "SAVI Common Share" means a share of common stock, $0.01 par value per share, of Surviving AVI as authorized by the Amended Certificate of Incorporation.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Agent" means Fleet Capital Corporation (as successor to Barclays Business Credit, Inc.) and also refers to any replacement or successor agent under a successor Senior Credit Agreement as provided in clause (a) of the definition of such term.

        "Senior Credit Agreement" means the loan and security agreement, dated May 23, 1994 and as amended as of January 15, 1995, October 6, 1995, December 5, 1995, March 31, 1996, September 30, 1996, April 30, 1997, November 4, 1997,
September 24, 1998, December 4, 1998, January 4, 1999, and February 26, 1999, and as it is to be further amended on the Closing Date by Senior Credit Agreement Amendment No. 12, among Old AVI, the Senior Lenders and the Senior Agent. At any time after the Closing Date, "Senior Credit Agreement" also means the Senior Credit Agreement as originally executed and delivered, together with

               (a) each successor Instrument pursuant to which the Company obtains from other financial institutions loans to refinance indebtedness outstanding under the Senior Credit Agreement in effect on the date of such refinancing; and

               (b) all amendments, supplements, extensions, renewals and other modifications made thereto or to any such successor Instrument from time to time after the Closing Date.

        "Senior Credit Agreement Amendment No.12" means the amendment, to be dated the Closing Date, to the Senior Credit Agreement consenting to the Recapitalization in substantially the form furnished to the requesting Purchasers in connection with the execution and delivery of this Agreement.

        "Senior Indebtedness" means the sum of (x) the aggregate principal amount of all indebtedness, all unpaid interest thereon (including Post-Petition Interest) and all other Senior Liabilities outstanding from time to time under the Senior Credit Agreement and (y) all Hedging Liabilities owing to a Senior Lender or any Affiliate thereof with respect to indebtedness outstanding under the Senior Credit Agreement.

        "Senior Indenture Trustee" means Firstar Bank of Minnesota, N.A., acting, as the context may require, as trustee relative to the Senior Notes or Senior Noteholder Warrants.

        "Senior Lender" means Fleet Capital Corporation (as successor to Barclays Business Credit, Inc.) and the other lenders, if any, parties to the Senior Credit Agreement and also refers to any replacement or successor senior lenders under a successor Senior Credit Agreement as provided in clause (a) of the definition of such term.

        "Senior Liability" means all Obligations under (and as defined in) the Senior Credit Agreement of the Company and Subsidiaries. At any time after the Closing Date, "Senior Liability" also means all liabilities or obligations of the Company and Subsidiaries under each successor Instrument which qualifies as the "Senior Credit Agreement" in accordance with clause (a) of the definition of such term which are analogous to the Obligations of the Company and Subsidiaries as defined on the Closing Date in the Senior Credit Agreement.

        "Senior Loan" means a loan outstanding from time to time under the Senior Credit Agreement.

        "Senior Loan Document" means any "Loan Document" as defined in the Senior Credit Agreement as in effect on the Closing Date. At any time after the Closing Date, "Senior Loan Document" also means all Instruments which are analogous to the "Loan Documents" (as defined on the Closing Date in the Senior Credit Agreement) under each successor Instrument which qualifies as the "Senior Credit Agreement" in accordance with clause (a) of the definition of such term.

        "Senior Note" means the 12 1/4% Series A and Series B Senior Notes of Old AVI due December 31, 2000 and outstanding prior to the Recapitalization in the aggregate principal amount of $36,000,000, and of which an aggregate principal amount not to exceed $1,188,000 of 12 1/4% Series A Senior Notes may remain outstanding after the Recapitalization as obligations of SAVI.

        "Senior Noteholder AVIHI Warrant" means a Senior Noteholder 1994 AVIHI Warrants or Senior Noteholder 1996 AVIHI Warrant.

        "Senior Noteholder 1994 AVIHI Warrant" means the warrants to purchase an aggregate of 3,333" shares of AVIHI Old Common Stock issued pursuant to the warrant agreement, dated as of May 23, 1994, between Holdings and the Senior Indenture Trustee.

        "Senior Noteholder 1996 AVIHI Warrant" means the warrants to purchase up to an aggregate of 1,764.6 shares of AVIHI Old Common Stock, issued pursuant to the warrant agreement, dated as of June 21, 1996, between Holdings and the Senior Indenture Trustee.

        "Senior Note Repurchase Arrangement" means collectively (u) the Offer to Purchase and Consent Solicitation by Old AVI, dated June 29, 1999, relating to the Senior Notes, (v) the second supplemental indenture, to be dated the Closing Date, to the indenture, dated as of May 23, 1994 and amended as of December 5, 1995, (and modified by waivers thereto, dated June 21, 1996 and September 22,
1997), relating to the Senior Notes between Old AVI and the Indenture Trustee,
(w) the Offer to Purchase and Consent Solicitation by Holdings, dated June 29, 1999, relating to the Senior Noteholder AVIHI Warrants, (x) the amendment to the warrant agreement, to be dated the Closing Date, to the Warrant Agreement, dated as of May 23, 1994, relating to the Senior Noteholder 1994 AVIHI Warrants, (y) the amendment to the Warrant Agreement, to be dated the Closing Date, to the Warrant Agreement, dated as of June 21, 1996, relating to the Senior Noteholders 1996 AVIHI Warrants, and (z) the letter agreement, dated June 29, 1999, among Old AVI and holders of approximately 96.5% of the aggregate outstanding principal amount of the Senior Notes to tender the Senior Notes and Senior Noteholder AVIHI Warrants pursuant to the tender offers referred to in items (v) and (x).

        "Senior Payment Bar Notice" is defined in clause (c) of Section 8.2.

        "Senior Payment Default" is defined in clause (a) of Section 8.2.

        "Senior Performance Default" is defined in clause (b) of Section 8.2.

        "Stockholder" means each Person identified in Item 3.3 ("Stockholder") of the Disclosure Schedule. At any time after the Closing Date, "Stockholder" also means any employee of the Company becoming a "Management Stockholder" in accordance with the second sentence of the definition of such term.

        "Stockholders' Agreement" means an agreement, to be dated the Closing Date, between Surviving AVI and all Stockholders.

        "Subject Security" means all Notes and Warrants purchased on the Closing Date pursuant to Section 2.3, together, in each case, with all other securities issued in replacement or exchange therefor or as a distribution thereon or upon the conversion thereof.

        "Subsidiary" means, relative to any Person, (x) any corporation, association or other business entity more than 50.0% of the outstanding shares of Voting Stock of which is owned directly or indirectly by such Person and (y) any partnership in which such Person is a general partner. Except as otherwise indicated herein, references to Subsidiaries refer to Subsidiaries of the Company.

        "Surviving AVI" is defined in clause (d) of the first recital.

        "Tax" is defined in Section 4.9.

        "TJC" means The Jordan Company LLC, a Delaware limited liability corporation.

        "TJC Advisory Agreement" is defined in clause (b) of Section 3.5.

        "TJC Management" means TJC Management Corporation, a Delaware corporation, or its designees.

        "TJC Management Consulting Agreement" is defined in clause (b) of
Section 3.5.

        "Transaction Cost" means any fee, cost or expense payable by Holdings, the Company or any Subsidiary in connection with this Agreement or any transaction contemplated hereby.

        "Transaction Document" means the Purchase Documents, the Amended Certificate of Incorporation, the Stockholders' Agreement, Recapitalization Documents, the Management Employment Agreements, the Management Options, the Jordan Services Agreement, the Director Indemnification Agreements and the Senior Loan Documents and all documents, certificates and Instruments delivered in connection with any thereof.

        "Voting Stock" means, relative to any Person, Capital Stock of any class or kind, including any Capital Stock of such Person of any other class or kind which is then convertible Capital Stock of such class or kind but, ordinarily having the power to vote (and irrespective of whether at the time Capital Stock of such Person of any other class or kind shall or might upon the occurrence of a contingency have voting power) for the election of directors, managers or other voting members of the governing body of such Person.

        "Warrant" means each warrant of the Company, issued on the Closing Date in accordance with Section 2.3, substantially in the form of Exhibit B hereto for an aggregate of 150,000 SAVI Common Shares.

        "wholly-owned Subsidiary" means, relative to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person or its wholly-owned Subsidiaries.
                                      -14-

        SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, each Note and any other Purchase Document or any notice or other communication delivered from time to time in connection with any Purchase Document.

        SECTION 1.3. Cross References. Unless otherwise specified, references in this Agreement and in each other Purchase Document to any Article or Section are references to such Article or Section of this Agreement or such other Purchase Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any item or clause are references to such item or clause of such Article, Section or definition.

                                   ARTICLE II
                     PURCHASE AND SALE OF SUBJECT SECURITIES

        SECTION 2.1. Purchase Commitments. Each Purchaser hereby severally agrees, subject, however, to the terms and conditions of this Agreement (including Article III), to purchase from the Company, and the Company hereby agrees to sell to each Purchaser, at the Closing the following securities:

                (a) a Note in the original principal amount set forth in Item
        3.3 ("Stockholder") of the Disclosure Schedule opposite the name of such Purchaser and below the caption "Notes"; and

                (b) a Warrant to purchase the number of SAVI Common Shares set forth in Item 3.3 ("Stockholder") of the Disclosure Schedule opposite the name of such Purchaser and below the caption "Warrants".

        SECTION 2.2. Issue Price. The Company and the Purchaser agree that, for purposes of section 1271 et seq. of the Code, the issue price of the Note in the aggregate is equal to $8,750,000 less the Warrant Issue Price (as defined below) and the purchase price of the Warrants in the aggregate is equal to $6,375 (the "Warrant Issue Price"), and that this agreement is intended to constitute an agreement as to the issue price for all Federal and other income tax purposes.

        SECTION 2.3. Closing. The purchase of the Notes and the other Subject Securities shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York, at 10:00 a.m., local time, on August 11, 1999 or such other Business Day on or prior to August 15, 1999 as may be agreed upon by the Company and the required Purchasers (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser

                (a) a single Note in the aggregate principal amount determined in accordance with clause (a) of Section 2.1, dated the Closing Date, and registered in the Purchaser's name,

                (b) a Warrant to purchase the aggregate number of Common Shares determined in accordance with clause (b) of Section 2.1, dated the Closing Date, and registered in such Purchaser's name,

        each against delivery by the Purchaser to the Company of immediately available funds in the amount of the purchase price therefor. If, at the Closing, the Company shall fail to tender to the Purchasers the Subject Securities as provided in this Section or any of the conditions specified in
Article III shall not have been fulfilled to the satisfaction of the Required Noteholders, all of the Purchasers shall, at the election of such Purchasers, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such nonfulfillment.

        SECTION 2.4. Purchasers' Acknowledgments. Without limitation of the representations, warranties and acknowledgments of each Purchaser contained in paragraphs 1, 3, 4, 5, 7, 8, 9, 10 and 13 of the Exchange Letter (which are hereby incorporated herein by reference as representations, warranties and acknowledgments of each Purchaser), each Purchaser hereby acknowledges its knowledge and understanding that the Notes and Warrants are speculative investments involving a high degree of risk of loss.

                                  ARTICLE III

                             CONDITIONS TO CLOSING

        Each Purchaser's obligation to purchase and pay for the Subject Securities is subject, however, to the fulfillment, to the satisfaction of the required Purchasers, prior to, at or concurrently with the Closing, of all of the following conditions:

        SECTION 3.1. Certificates of Incorporation. Each of the following shall have occurred (and each requesting Purchaser shall have received from Holdings and Old AVI a certificate, dated the Closing Date, of its Secretary or Assistant Secretary in the form of Exhibit C hereto confirming inter alia that each of the following shall have occurred):


                (a) its Certificate of Incorporation (or, in the case of Holdings, its Amended Certificate of Incorporation) shall have been filed with the Secretary of State of Delaware; and

                (b) no further amendments or modifications thereto shall have been adopted or filed other than the Merger Documents.

        SECTION 3.2 Resolutions, etc. Each requesting Purchaser shall have received:

            (a) from each of Holdings, Old AVI and Surviving AVI, a certificate, dated the Closing Date, in the form of Exhibit D hereto as to:

                    (i) resolutions of its Board of Directors then in full force and effect authorizing (x) in the case of Holdings, the Recapitalization, the execution, delivery and performance of this Agreement and each other Purchase Document to be executed by it,
               (y) in the case of Old AVI, the Recapitalization, the issuance of the Notes and the execution, delivery and performance of this Agreement and each other Purchase Document to be executed by it and (z) in the case of Surviving AVI, the issuance of the Warrants and the execution, delivery and performance of this Agreement, each other Purchase Document to be executed by it and the Stockholders' Agreement, and

                    (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Purchase Document executed by it (and, in the case of the Company, the Stockholders' Agreement).

        SECTION 3.3 Satisfaction of Conditions to Recapitalization , etc. Each of the following shall have occurred (and each requesting Purchaser shall have received a certificate, dated the Closing Date, in the form of Exhibit E hereto confirming inter alia that):

            (a) the Recapitalization Documents shall be in full force and effect, and no material term or condition thereof shall have been amended, waived or otherwise modified;

            (b) all Approvals necessary or advisable in connection with the Recapitalization shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization;

            (c) no pending or threatened material litigation, proceeding or investigation shall exist which contests the consummation of the Recapitalization;

            (d) the Recapitalization shall be consummated simultaneously with the Closing in the manner contemplated in all material respects by the Recapitalization Documents and the Financing Memorandum, including

                      (i) pursuant to the Recapitalization Agreement (a true and correct copy of which is attached hereto as Attachment 1), the holders of all AVIHI Liabilities, all AVIHI Old Preferred Stock and all AVIHI Old Common Stock have exchanged their securities for 2,125,000 AVIHI New Common Shares, and

                   (ii) pursuant to the Senior Note Repurchase Arrangement
               (true and correct copies of the constituent documents of which referred to as items (v) through (z) of the definition of such term are attached hereto as Attachments 2, 3, 4, 5, 6, and 7),
               (x) Holdings has repurchased at least 50.1% of the Senior Noteholder 1994 AVIHI Warrants for $0.01 per warrant and at least 50.1% of the Senior Noteholder 1996 AVIHI Warrants for $0.01 per warrant (or, in either case, to the extent that Holdings shall not be purchasing 51% of such class of Warrants, Holdings having obtained consents from holders of Warrants of such class, sufficient to cover such deficiency, to the supplemental indenture or amendment, as the case may be, referred to in item
               (x) of the definition of the term "Senior Note Repurchase Arrangement") and (y) Old AVI has repurchased at least $34,740,000 of the Senior Notes outstanding in an aggregate principal amount of $36,000,000 for $222.50 of each $1,000 of outstanding principal amount or not more than $7,700,000 in the aggregate; and

            (a) Goodman with Surviving AVI shall have entered into an employment and non-competition agreement (the "Management Employment Agreement").

        SECTION 3.4 Merger Filing, etc. Each of the following shall have occurred (and each requesting Purchaser shall have received a certificate, dated the Closing Date, in the form of Exhibit F hereto confirming inter alia that):

            (a) the Merger Documents (x) shall have been duly executed by the parties thereto in recordable form and (y) counterparts of the Merger Documents shall be available for filing with the Secretary of State of the State of Delaware (which filing shall have been authorized by all parties thereto and shall be consummated simultaneously with the Closing);

            (b) Surviving AVI shall have exchanged executed counterparts of the Stockholders' Agreement with each Stockholder; and

            (c) Surviving AVI shall have issued the Management Options.

        SECTION 3.5 Certain Affiliate Agreements. Each of the following shall have occurred (and each requesting Purchaser shall have received a certificate, dated the Closing Date, in the form of Exhibit G hereto confirming inter alia that):

            (a) Surviving AVI shall have entered into with its directors an indemnification agreement (as so originally executed and delivered the "Director Indemnification Agreements"), and

            (b) Surviving AVI shall have entered into with TJC Management an agreement for the provision of management consulting services (as so originally executed and delivered, the "TJC Management Consulting Agreement") and an agreement for the provision of transaction advisory services (as so originally executed and delivered, the "TJC Advisory Agreement"), in each case in the form furnished to the requesting Purchasers prior to the execution and delivery of this Agreement.

        SECTION 3.6 Senior Credit Agreement. The Senior Lenders shall have executed and delivered to Old AVI the Senior Credit Agreement Amendment No. 12 which shall have become effective in accordance with its terms, and each requesting Purchaser shall have received a certificate, dated the Closing Date, in the form of Exhibit H hereto.

        SECTION 3.7 Certificate as to Solvency, etc. Each requesting Purchaser shall have received a certificate, dated the Closing Date, of the chief financial Authorized Officer of Surviving AVI, in the form of Exhibit I hereto.

        SECTION 3.8 Opinion of Counsel. Each requesting Purchaser shall have received an opinion, dated the Closing Date, from Mayer, Brown & Platt, counsel to the Company, substantially in the form of Exhibit J hereto. I.6. I.7. SECTION Legal Expenses.The Company shall have made payment in full of all fees and expenses of counsel to each requesting Purchaser which shall have been invoiced to the Company on or prior to the Closing Date (including amounts invoiced on account).

        SECTION 3.9 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Company or any Subsidiary shall be satisfactory in form and substance to each requesting Purchaser; each requesting Purchaser shall have received all information, and such counterpart originals or such certified or other copies of all Instruments, as each requesting Purchaser or its respective counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to each requesting Purchaser.

                                   ARTICLE IV
                          PAYMENTS, REGISTRATION, ETC.

        SECTION 4.1 Place of Payment. Payments of principal and interest becoming due and payable on the Notes and any dividends or other payments on or in respect of any other Subject Securities shall be made at the office of Republic National Bank of New York, 452 Fifth Avenue, 26th Floor, New York, New York 10018.

        SECTION 4.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Subject Security, and notwithstanding anything contained in Section 4.1 or in any Subject Security to the contrary, the Company will pay all sums becoming due for principal of and interest on such Note and all dividends or other payments on or in respect of any other Subject Security, not later than 12:00 noon, New York City time, on the date such payment is due, in immediately available funds,

            (a) in accordance with the payment instructions set forth below such Purchaser's signature hereto with instructions to the payee identified in such instructions to telephone advice of credit in accordance with such instructions, or

            (b) by such other method or at such other address or bank account as such Purchaser may designate in writing,

without the presentation or surrender of such Note or other Subject Security or the making of any notation thereon, except that any Note paid or prepaid (or any other Subject Security redeemed) in full shall be surrendered to the Company at its principal office for cancellation. Prior to any sale or other disposition of any Note held by any Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes, as the case may be, pursuant to Section 4.6. The Company will afford the benefits of this Section to any institutional holder which is the direct or indirect transferee of any Subject Security purchased by a Purchaser under this Agreement and which has made the same agreement relating to such Subject Security as such Purchaser has made in this Section.

        SECTION 4.3 Optional Payments. The Company may, at its option, prepay at any time, without premium or penalty, all or any part (in an integral multiple of $1,000) of the outstanding principal amount of, or of interest due or to become due on the next semi-annual payment date under, the Notes; provided, however, that no such prepayment may be made at any time unless, concurrently therewith, the Company shall have made payment in full in cash of all interest, if any, on the Notes which shall, in lieu of having been paid in cash when due, have been accrued in accordance with clause (b) of Section 9.1 or the proviso to the first paragraph of the Notes and which shall remain unpaid. Prepayments of principal of Notes shall be in the amount so prepaid and be accompanied by payment in full of all interest accrued on such principal amount and not yet paid. Each prepayment shall be subject, however, to the Company having given each holder of Notes written notice of such prepayment not more than 10 days and not less than five days prior to the date fixed for such prepayment, in each case specifying (x) such date, (y) the aggregate principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, the Notes to be prepaid on such date and (z) the principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, each Note held by such Noteholder to be prepaid on such date. Such notice shall be accompanied by an officers' certificate certifying that the conditions to such prepayment have been fulfilled and specifying the particulars of such fulfillment.

        SECTION 4.4 Allocation. Each partial prepayment paid or to be prepaid of principal of the Notes and each prepayment of interest paid or to be prepaid shall be allocated Ratably (in integral multiples of $1,000) among all of the Notes at the time outstanding, as nearly as practicable, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion. In the case of each voluntary prepayment of principal of or interest on the Notes, the principal amount to be prepaid, if any, (together with interest on such principal amount accrued to such date), or the amount of interest to be prepaid, as the case may be, shall mature and become due and payable on the date fixed for such prepayment. From and after the date of any such prepayment of principal, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        SECTION 4.5 Mandatory Redemption of Notes. Upon the earliest to occur of

          (a) any Change of Control,

          (b) the Company entering into any written or other arrangement which will give rise to a Change of Control, or

          (c) the Company having notice that any other Person has entered into a written or other arrangement which will give rise to a Change of Control,

the Company will immediately give written notice of such transaction or event to each Noteholder, which notice shall describe such transaction or event in reasonable detail. Immediately upon (and concurrently with) the occurrence of any Change of Control, the Company will (x) purchase from each Noteholder all of the outstanding Notes held by it at a purchase price, payable in immediately available funds, equal to the unpaid principal amount thereof together with all unpaid interest accrued thereon to the date of such purchase and (y) make payment in full in immediately available funds of all interest, if any, on the Notes which shall, in lieu of having been paid in cash when due, have been accrued in accordance with clause (b) of Section 9.1 or the proviso to the first paragraph of the Notes and which shall remain unpaid.

        SECTION 4.6 Registration, Transfer, etc. The Company will keep at its principal office a register in which the Company will provide for the registration of the Notes and their transfer. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary from any Person other than the applicable Noteholder. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

        SECTION 4.7 Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, of the same class in denominations of at least $100,000 (except a Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

        SECTION 4.8 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note or Notes held by any Purchaser or an institutional holder, of an unsecured indemnity agreement from such Purchaser or institutional holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall be deemed to be not outstanding for any purpose of this Agreement.

        SECTION 4.9 Taxes. Except as otherwise provided in this Section, all payments by the Company of principal of, and interest on, the Notes, and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding, however, franchise taxes and taxes imposed on or measured by any Noteholder's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any Applicable Law, then, the Company will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to each affected Noteholder an official receipt or other documentation satisfactory to such Noteholder evidencing such payment to such authority; and

            (c) except as otherwise provided in this Section, pay to each affected Noteholder such additional amount or amounts as is necessary to ensure that the net amount actually received by each Noteholder will equal the full amount such Noteholder would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Noteholder with respect to any payment received by such Noteholder hereunder, such Noteholder may pay such Taxes, and, except as otherwise provided in this Section, the Company will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Noteholder after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Noteholder would have received had no such Taxes been asserted.

        If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Noteholder the required receipts or other required documentary evidence, the Company shall indemnify such Noteholder for any incremental Taxes, interest or penalties that may become payable by Noteholder as a result of any such failure. For purposes of this Section, a distribution hereunder by any Noteholder to or for the account of any other Noteholder shall be deemed a payment by the Company.

        Each Noteholder shall provide to the Company on or prior to the due date of the first payment under the Notes (and any Noteholder which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (a "Non-U.S. Noteholder") that becomes a Noteholder under this Agreement after the Closing shall, upon the date of such Noteholder becoming a Noteholder hereunder, provide to the Company) either (i)
(x) two duly completed copies of either (A) Internal Revenue Service Form W-8BEN (or, if delivered on or before December 31, 1999, Internal Revenue Service Form
1001) or (B) Internal Revenue Service Form W-8ECI (or, if delivered on or before December 31, 1999, Internal Revenue Service Form 4224), or in either case an applicable successor form, and (y) for periods prior to January 1, 2000, a duly completed copy of Internal Revenue Service Form W-8 or W-9 or applicable successor form; or (ii) in the case of a Non-U.S. Noteholder that is not legally entitled to deliver either form listed in item(i)(x), (x) a certificate of a duly authorized officer of such Non-U.S. Noteholder to the effect that such Non-U.S. Noteholder is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company with the meaning of Section 881(c)(3)(B) of the Code or (C) a controlled foreign corporation receiving interest from a related person within the meaning of
Section 881(c)(3)(C) of the Code and (y) two duly completed copies of Internal Revenue Service Form W-8 or applicable successor form. To the extent legally entitled to do so, on or before the date any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and otherwise from time to time upon the reasonable written request of the Company after the Closing, each Noteholder that is a Non-U.S. Noteholder will provide to the Company two original signed copies of any forms or certificates required pursuant to this paragraph.

        Notwithstanding anything to the contrary contained in this Section, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Noteholder that is a Non-U.S. Noteholder and that has not provided to the Company the forms required to be provided to the Company pursuant to the preceding paragraph, and the Company shall have no obligation to pay any additional amount to a Non-U.S.
Noteholder with respect to such withheld amounts or with respect to Taxes incurred by such Non-U.S. Noteholder to the extent such withholding would not have been required or such Taxes would not have been incurred if such Non-U.S. Noteholder would have provided such forms to the Company in the manner required by the preceding paragraph.

                                    ARTICLE V

                                WARRANTIES, ETC.

        To induce the Purchasers to enter into this Agreement and to purchase the Subject Securities hereunder, the Company represents and warrants unto the Purchasers as follows (and, for all purposes of this Agreement, all of such representations and warranties shall be understood to be made by the Company on (and only on) the date of execution and delivery of this Agreement and the Closing Date; provided, however, that (x) the representations in Section 5.4 and
5.9 relative to any financial, other information or projections delivered from time to time pursuant to this Agreement or any other Purchase Document shall also be understood to be made with respect thereto on the date of delivery thereof:

        SECTION 5.1 Organization, Power, Authority, etc. The Company is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority and holds all requisite Approvals to own and hold its property and to conduct its business substantially as currently conducted by it. The Company has full power and authority to enter into and perform its obligations under this Agreement, the Notes, the other Subject Securities, each other Purchase Document to which it is a party and the Stockholders' Agreement and to issue the Subject Securities (and any Common Shares issuable upon exercise of any thereof).

        SECTION 5.2 Due Authorization. The execution and delivery by the Company of this Agreement, the Notes, and other Subject Securities, each other Purchase Document to which it is a party and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, and the issuance of the Subject Securities (and the issuance of other Common Shares issuable upon exercise of any thereof) by the Company have been duly authorized by all necessary corporate action, do not and will not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organizational Document, any Applicable Law or material Contractual Undertaking and will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any material Contractual Undertaking.

        SECTION 5.3 Validity, etc. This Agreement constitutes, and the Notes, and other Subject Securities, each other Purchase Document to which the Company is a party and the Stockholders' Agreement will on the due execution and delivery thereof constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, however, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

        SECTION 5.4 Financial Information. All balance sheets, all statements of operations, of shareholders' equity and of cash flow and all other financial information of Holdings and its Subsidiaries and Old AVI and its Subsidiaries which have been furnished by or on behalf of the Company to any requesting Purchaser for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including

            (a) the consolidated balance sheets at June 30, 1998 and June 30, 1997, and the related consolidated statements of operations, of shareholders' equity and of cash flow, for each of the Fiscal Years then ended, of Holdings and its Subsidiaries certified by Moss Adams LLP, and

            (a) the pro forma consolidated balance sheet at June 30, 1999 (and after giving effect to this Agreement or any transaction contemplated hereby, assuming it had occurred on such date) of Surviving AVI and its Subsidiaries (collectively, the "Pro Forma Balance Sheet") contained in the Financing Memorandum, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein) and present fairly (subject, however, in the case of the Pro Forma Balance Sheet, to the assumptions specified therein, including as to the occurrence of the transactions contemplated under this Agreement at an earlier date) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. All financial information as to the Company and Subsidiaries which shall hereafter from time to time be furnished by or on behalf of the Company to any requesting Noteholder for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and will present fairly (subject, however, in the case of pro forma financial information, to the assumptions specified therein) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

        SECTION 5.5 Capitalization. On the Closing Date, the authorized Capital Stock of Surviving AVI will be 1,000,000 shares, consisting of Common Shares, of which 212,500 Common Shares will be issued and outstanding in conformity with
Item 3.3 ("Stockholders") of the Disclosure Schedule. Of the 787,500 authorized Common Shares which will be unissued on the Closing Date,

             (a) 637,500 Common Shares will be reserved for issuance upon exercise of the Warrants; and

             (b) 150,000 Common Shares will be reserved for issuance pursuant to the Management Options.

The Common Shares to be issued upon the exercise of the Warrants have been duly authorized for issuance and, when delivered a Warrant therefor as provided herein, will be validly issued, fully paid and non-assessable and will be free and clear of all preemptive rights and liens except as otherwise provided herein or in the Stockholders' Agreement and will be entitled to the respective voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth with respect thereto in the Amended Certificate of Incorporation. The Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor does it have outstanding any rights or options to subscribe for or to purchase any Capital Stock or securities convertible into or exchangeable for any of its shares of Capital Stock, except as described in this Section. Except as disclosed in Item
5.5 ("Repurchase, etc. Agreements") of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock. Except for the Stockholders' Agreement, none of the Company or any Subsidiary has entered into an agreement to register any of its securities under the Securities Act.

        SECTION 5.6. Margin Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Company, individually and on a consolidated basis with all Subsidiaries, consists of margin stock. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 5.7. Government Regulation. Neither the Company nor any Subsidiary is (or shall upon the consummation of the transactions contemplated under this Agreement become) (x) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (y) subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Applicable Law limiting its ability to incur or assume indebtedness for borrowed money.

        SECTION 5.8. Offering of Subject Securities. Neither the Company, nor any Jordan Party (or any Person employed to act on behalf of any thereof in connection with the offer and sale of the Subject Securities) has directly or indirectly offered the Notes, the Common Shares or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Persons identified in Item 5.5 ("Stockholders") of the Disclosure Schedule. Neither the Company nor any Jordan Party (or anyone acting on behalf of any of them) has taken or will take any action which would subject the issuance or sale of the Notes, Common Shares or Preferred Shares to the provisions of Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

        SECTION 5.9. Accuracy of Information. All factual information (and, for the sake of clarity, not including any projections) heretofore or contemporaneously furnished by or on behalf of the Company in writing to each requesting Purchaser for purposes of or in connection with the transactions contemplated under this Agreement, including the financing memorandum, dated July 1999 (the "Financing Memorandum"), prepared by TJC and transmitted under JZAI's letter, dated July 13, 1999, to JZEP and under the Exchange Letter to the other Purchasers is collectively, and all other such factual information hereafter furnished by or on behalf of the Company or any Subsidiary to any requesting Noteholder will be individually true and accurate in every material respect taken as a whole on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. There is, to the Company's knowledge, no fact that the Company has not disclosed to the Purchasers in writing that would, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. All projections (including the Projections) heretofore, contemporaneously and hereafter furnished by or on behalf of the Company or any Subsidiary in writing to any requesting Purchaser or requesting Noteholder for purposes of this Agreement or any transaction contemplated hereby are and will be based on good faith estimates and assumptions which the Company believes are fair and reasonable in light of the historical financial performance of Old AVI and current and reasonably foreseeable business conditions, and, to the Company's knowledge, there are or will be no facts or circumstances existing at the time such projections are furnished which would, individually or in the aggregate, reasonably be expected to cause a material change in such projections, it being recognized, however, by each requesting Purchaser and Noteholder that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

                                   ARTICLE VI

                                   COVENANTS

        SECTION 6.1. Certain Affirmative Covenants.  The Company agrees with

            (a) each Noteholder that, until all Obligations have been paid and performed in full, the Company will perform all of the covenants contained in Section 6.1; and

            (b) requesting Noteholder that, for so long as it shall hold any Subject Security (other than a Note), the Company will perform for the benefit of such requesting Noteholder the covenants contained in clauses
        (c) and (e) of Section 6.1.1 and in Section 6.1.4, in each case as if it were the holder of a Note.

        SECTION 6.1.1. Financial Information, etc. The Company will furnish, or will cause to be furnished, to each requesting Noteholder copies of the following financial statements, reports and information:

            (a) promptly when available and in any event when furnished pursuant to the Senior Credit Agreement, copies of all financial statements, certificates, audit and other reports, filings, projections, management letters and other information furnished pursuant to Section 7.1(K)(i), 7.1(K)(ii), 7.1(K)(iv) and 7.1(K)(vi) thereof (and the Company hereby agrees that (x) each requesting Noteholder is hereby entitled to rely on such information as if it were required to have been furnished directly pursuant to this Agreement and (y) all certifications and representations made therein shall be deemed to be made directly to each requesting Noteholder as if such information was expressly addressed to them);

            (b) promptly when available and in any event within 90 days after the close of each Fiscal Year (and only if, and to the extent, financial information is not being routinely furnished pursuant to clause (a) in accordance with the Senior Credit Agreement to each requesting Noteholder), a consolidated balance sheet as of the end of such Fiscal Year, and consolidated statements of operations, of shareholders' equity and of cash flow for such Fiscal Year, of the Company and Subsidiaries, prepared, commencing with the 2001 Fiscal Year, on a comparative basis with the preceding Fiscal Year and certified without qualification by Moss Adams LLP (or other independent public accountants of recognized national standing selected by the Company;

            (c) promptly when available and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year (and only if, and to the extent, financial information is not being routinely furnished pursuant to clause (a) in accordance with the Senior Credit Agreement to each requesting Noteholder), consolidated balance sheets at the close of such Fiscal Quarter, and the related consolidated statements of operations, of shareholders' equity and of cash flow for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company and Subsidiaries (with, commencing with the 2001 FQ 1, comparative information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief accounting, executive or financial Authorized Officer; and

            (d) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Company or any Subsidiary as or any requesting Noteholder may from time to time reasonably request.

        SECTION 6.1.2. Notice of Default, Litigation, etc. The Company will furnish, or will cause to be furnished, to each requesting Noteholder prompt notice (with a description in reasonable detail) of:

            (a) the occurrence, to the Company's knowledge, of any Default which might likely result in a Materially Adverse Effect; and

            (b) each amendment, waiver or other modification to the Senior Credit Agreement (and each approval, consent, notice, communication or other writing delivered, received or exchanged pursuant to Section 7.1(L) or 9 of the Senior Credit Agreement) and, in each case, enclosing therewith a copy of such modification or approval, etc.).

        SECTION 6.1.3. Use of Proceeds. The proceeds of the Notes and other Subject Securities, together with other funds available to the Company, shall be applied by the Company to fund the Recapitalization and to pay Transaction Costs. No portion of the proceeds of any Subject Securities shall be used by the Company in any manner that might cause the issuance and sale of the Subject Securities or the application of such proceeds to violate F.R.S. Board Regulation T, U or X or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such issuance and sale and such use of proceeds.

        SECTION 6.1.4. Books and Records. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit each Noteholder owning more than 25% of the then outstanding principal amount of the Notes or any of their respective representatives, at reasonable times and intervals and on reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and hereby authorizes such independent public accountant to discuss its financial matters with such Noteholder or its representatives whether or not any representative of the Company is present) and to examine (and, at the expense of the Company, photocopy extracts from) any of its books or other corporate records. The Company shall pay any fees of such independent public accountant incurred in connection with any such Noteholder's exercise of its rights pursuant to this Section.

        SECTION 6.2. Certain Negative Covenants. The Company agrees with

            (a) each Noteholder that, until all Obligations have been paid and performed in full, the Company will perform all of the covenants contained in Section 6.2; and

            (b) JZEP that, for so long as it shall hold any Subject Security (other than a Note), the Company will, for the benefit of JZEP, comply with the limitations contained in items (v) through (z) of the proviso to Section 6.2.2 as if it were the holder of a Note.

        SECTION 6.2.1. Business Activities. The Company will not, and will not permit any Subsidiary to, engage in any business activity, excluding, however, its consummation of the transactions contemplated under this Agreement, its performance from time to time of its obligations under the Transaction Documents and its engaging in activities in which Old AVI is engaged on the Closing Date, and, in each case, activities incidental or related thereto.



        SECTION 6.2.2. Restricted Payments, etc. On or after the Closing Date, the Company will not, and will not permit any Subsidiary to, declare, pay, make, apply any of its funds, property or assets to making or making any deposit to fund any Restricted Payment; provided, however, that the Company may pay the Jordan Parties or their designees (v) closing fees on the

Closing Date in an aggregate amount not to exceed $3,000,000, (w) consulting fees on a quarterly basis at an aggregate annual rate not to exceed 3% of net income before interest, depreciation, taxes, amortization and other non-cash charges for such Fiscal Year, (x) directors fees in an aggregate amount not to exceed $90,000 in any Fiscal Year, (y) disposition fees in an aggregate amount not to exceed 2% of either (1) the total sale proceeds on a sale of the equity capital of the Company or of all or substantially all of the assets of the Company and Subsidiaries or (2) the total market capitalization of the Company in connection with the first sale of common equity by the Company pursuant to a registration statement under the Securities Act and (z) without duplication of any of the foregoing, investment banking fees not to exceed 2% of the value to the Company of other transactional events, subject, however, in the case of any payment of the nature referred to in item (w) through (z), to such payment then being permitted to be made as a Permitted Junior Payment.

        SECTION 6.2.3. Consolidation, Merger, etc. The Company will not, and will not permit any Subsidiary to, (x) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or (y) sell, transfer, convey or otherwise dispose of all or any substantial part of its assets; provided, however, that any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any other Subsidiary.


                                   ARTICLE VII

                               EVENTS OF DEFAULT

        SECTION 7.1. Events of Default. The term "Event of Default" means any of the following events:

        SECTION 7.1.1. Non-Payment of Obligations. The Company shall default in the payment or prepayment when due of any principal of any Note, or the Company shall default (and such default shall continue unremedied for a period of 30 days) in the payment when due of interest on any Note or any other Obligation; provided, however, that, for purposes of this Section, interest accrued on any Note and due and payable on any date shall be deemed to have been paid on such date if the Company, pursuant to a resolution duly adopted by or on behalf of its Board of Directors, shall, if and to the extent permitted by clause (b) of
Section 9.1 or the proviso to the first paragraph of such Note, have accrued as a liability due and payable to the holder of such Note the full amount of such interest accrued thereon.

        SECTION 7.1.2. Default on Other Indebtedness. Any default shall occur under the terms applicable to any indebtedness (excluding, however, any Obligation) outstanding in a principal amount exceeding $5,000,000 of the Company or any Subsidiary, in each case representing any borrowing or financing or arising under any other material agreement, and such default shall (x) consist of the failure to make any payment of principal or interest on, or any redemption (or to make any required offer to redeem) of, such indebtedness when due (subject, however, to any applicable grace period) in accordance with the terms thereof, and such failure, if it shall have occurred under the Senior Credit Agreement, shall continue unremedied and unwaived for a period of 180 days or (y) have resulted in any or all of such indebtedness having become due and payable in accordance with its terms prior to its stated maturity, whether by declaration or otherwise.

        SECTION 7.1.3. Bankruptcy, Insolvency, etc. The Company or any Subsidiary shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

            (a) apply for, consent to or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or any property of any thereof or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

            (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

        SECTION 7.1.4. Judgments. A final judgment, to the extent not fully covered by insurance, shall be rendered against the Company or any Subsidiary and such judgment shall remain in force, undischarged, unsatisfied and unstayed for more than 30 days, whether or not consecutive, and such judgment, together with all other such outstanding final judgments against the Company and Subsidiaries, exceeds (to the extent of all such uninsured portions) an aggregate of $5,000,000.

        SECTION 7.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 7.1.3 shall occur, the outstanding principal amount of all outstanding Notes and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 7.3. Action if Other Event of Default. If any Event of Default (excluding, however, any Event of Default described in clauses (a) through (d) of Section 7.1.3) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Noteholders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Notes and any and all other Obligations which shall be so declared due and payable shall, subject, however, if any Senior Indebtedness is outstanding, to the provisions of Sections 8.3 and 8.11, be and become immediately due and payable, without further notice, demand or presentment.

        SECTION 7.4. Suits for Enforcement. If any Event of Default shall have occurred and be continuing, the Required Noteholders may proceed, subject, however, if any Senior Indebtedness is outstanding, to the provisions of Sections 8.3 and 8.11, to protect and enforce the rights of the holders of such Notes, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon such Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the holder of such Notes.


        SECTION 7.5. Remedies Cumulative. No remedy conferred in this Agreement or in the other Purchase Documents upon the Noteholders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

                                  ARTICLE VIII

                                 SUBORDINATION

        Notwithstanding any other provision of this Agreement, the Company covenants and each Noteholder, by its acceptance of a Note, likewise covenants and agrees for the benefit of the holders of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article, all Obligations of the Company are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (and the termination of all commitments of the Senior Lenders under the Senior Credit Agreement); provided, however, that the Notes, the indebtedness represented thereby and the payment of the principal of and interest on the Notes and all other Obligations in all respects shall rank equally with or prior to all existing and future unsecured indebtedness of the Company that is not Senior Indebtedness.

        SECTION 8.1. Payment Over Upon Dissolution, etc. In the event of (x) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, (y) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (z) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then, and in any such event, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before any Noteholder is entitled to receive any payment or distribution (excluding, however, Reorganization Securities) on account of the Obligations, and, to that end, the holders of Senior Indebtedness shall be entitled to receive, for application to repayment thereof, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by off-set or otherwise, to which the Noteholders would be entitled but for the provisions of this Article (excluding, however, Reorganization Securities), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes.

        In the event that, notwithstanding the foregoing provisions of this Section, the holder of any Note shall have received any payment or distribution (excluding, however, Reorganization Securities) of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Indebtedness is paid in full in cash or payment thereof provided therefor, then, and in such event, such payment or distribution shall be held in trust for and paid over or delivered forthwith to the Senior Agent or to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        SECTION 8.2. Payment Block Upon Senior Default. In the event

            (a) of the occurrence and continuation of

                  (i) any default in the payment of principal of or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or

                  (ii) any event of default with respect to Senior Indebtedness which shall have resulted in all of such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable,

        (any such default or event of default, being a "Senior Payment Default"), or

            (b) that any Event of Default of the nature referred to in Section
        9.1 of the Senior Credit Agreement (other than a Senior Payment Default) with respect to any Senior Indebtedness shall have occurred and be continuing (or would occur after giving effect to the payment of any Obligation then proposed to be made on a pro forma basis based on the most recent financial statements then required to have been furnished to the Senior Agent pursuant to the Senior Credit Agreement) permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior

        Indebtedness due and payable prior to the date on which it would have otherwise have become due and payable (a "Senior Performance Default"),

then, no payment shall be made by the Company, or be demanded or received by any Noteholder, on account of any Obligation or on account of the purchase or redemption or other acquisition of the Notes,

            (c) in case of any Senior Payment Default, from the date on which the Company or the Noteholders shall have received written notice (a "Senior Payment Bar Notice") from the Senior Agent specifically pursuant to this clause of such Senior Payment Default and continuing until (x) such Senior Payment Default shall have been cured or waived or shall have ceased to exist or (y) such acceleration shall have been rescinded or annulled, or

            (d) in case of any Senior Performance Default, from the date the Company or the Noteholders shall have received a Senior Payment Bar Notice from the Senior Agent specifically pursuant to this clause of such Senior Performance Default and continuing until the earlier of (x) 180 days after such date and (y) the date, if any, on which the Senior Indebtedness to which such Senior Performance Default relates is discharged or such Senior Performance Default is waived by the holders of such Senior Indebtedness or otherwise cured.

In the event that, notwithstanding the foregoing, the Company shall make any payment of any Obligation to any Noteholder prohibited by the foregoing provisions of this Section, then, and in such event, such payment shall be held in trust for the benefit of the Senior Lenders and paid over and delivered forthwith to the Senior Agent for the account of the holders of Senior Indebtedness. The provisions of this Section shall not apply to any payment with respect to which Section 8.1 would be applicable.

        SECTION 8.3. Payment Otherwise Permitted, etc. Nothing contained in this Article or elsewhere in this Agreement or in the Notes shall, at any time,

            (a) prevent the Company from making payments at any time of principal of or interest on the Notes or of any other Obligation, except during the pendency (x) of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company or other circumstance referred to in Section 8.1 or (y) any condition described in Section 8.2; or

            (b) impair the terms of Section 7.2 or 7.3 pursuant to which the Notes may become due and payable prior to their stated maturity; provided, however, that any declaration made pursuant to Section 7.3 by the Required Noteholders shall become effective only upon the first to occur of (x) the 180th day after notice thereof to the Senior Agent pursuant to Section 8.11 (unless, on or prior to such day, the Company shall have cured all Events of Default and have given the Noteholders notice of such cure) and (y) the acceleration of any Senior Indebtedness.

        SECTION 8.4. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness (and the termination of all commitments of the Senior Lenders under the Senior Credit Agreement), each Noteholder shall, to the extent of all payments or distributions made to the holders of Senior Indebtedness pursuant to this Article which would otherwise be payable in respect of Obligations, be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes and all other Obligations shall be irrevocably paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any Noteholder would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by the Noteholders, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Noteholders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        SECTION 8.5. Provisions Solely to Define Relative Rights. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall (x) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Noteholders, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholders the principal of and interest on the Notes and any and all other Obligations as and when the same shall become due and payable in accordance with their terms or (y) affect the relative rights against the Company or any Noteholder and creditors of the Company other than the holders of Senior Indebtedness.

        SECTION 8.6. Effect of Failure to Pay. The fact that any failure to make any payment on account of principal of or interest on any Note or of any other Obligation occurs by reason of the operation of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under this Agreement.

        SECTION 8.7. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any Noteholder, without incurring responsibility to any Noteholder and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

            (a) rescind, amend, waive, supplement or otherwise modify in any manner any Senior Loan Document;

            (b) exercise or refrain from exercising its rights as to, foreclose upon, seize, sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

            (c) release any Person liable in any manner for the collection of Senior Indebtedness; and

            (d) exercise or refrain from exercising any rights, remedies, powers or privileges against the Company and any other Person, whether under the Senior Loan Documents, Applicable Law or otherwise, including any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof.

        SECTION 8.8. Notice to Noteholders. The Company shall give prompt written notice to holders of all Notes of any fact known to the Company which would prohibit the making of any payment to the Noteholders in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Agreement, no Noteholder (x) shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Noteholders in respect of the Notes, unless and until the Noteholders shall have received a Senior Payment Bar Notice pursuant to Section 8.2 or other written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor of any proceeding referred to in Section 8.1 (and, prior to the receipt by the Noteholders of any Senior Payment Bar Notice or other such written notice, the Noteholders shall be entitled in all respects to assume that no such facts exist) and (y) shall be entitled to receive and retain all payments made by or on behalf of the Company prior to the receipt by the Noteholders under this Agreement of any such written notice. Each notice delivered pursuant to this Article to the Company by a holder of Senior Indebtedness shall be deemed conclusively to have been given to each Noteholder upon (and only upon) its being forwarded by the Company to such Noteholder.

        SECTION 8.9. Proving, etc. Claims. If the Noteholders have not filed, proved or voted, as the case may be, in any proceeding of the nature referred to in Section 8.1, the Senior Agent, upon 15 days prior written notice to the Noteholders (and unless the Noteholders do file, prove or vote, as the case may be during such period), may so file, prove or vote, as the case may be, in the name of the Noteholders or otherwise, with respect to any and all claims of the Noteholders relating to the Obligations of the Company.

        SECTION 8.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending and giving effect (and stating in such order or decree that effect has been given) to this Article, or a certificate so stating of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

        SECTION 8.11. Notice to Senior Agent. The Noteholders will give notice to the Senior Agent of any declaration made pursuant to Section 7.3, and no such declaration shall become effective until the first to occur, subject, however, to Section 8.3, of (x) the acceleration of any Senior Indebtedness and (y) five days after delivery of such notice to the Senior Agent.

        SECTION 8.12. Amendment of Subordination, etc. Provisions. The subordination, postponement, standstill and other provisions contained in this Article are for the benefit of the holders of Senior Indebtedness and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the Senior Agent.

                                   ARTICLE IX

                                 MISCELLANEOUS

        SECTION 9.1. Waivers, Amendments, etc. The provisions of this Agreement and of each Purchase Document may from time to time be amended, waived or otherwise modified, if such amendment, waiver or modification is in writing and consented to by the Company and the Required Noteholders; provided, however, that no such amendment, waiver or other modification:

            (a) which would modify any requirement hereunder that any particular action be taken by each Noteholder or by the Required Noteholders shall be effective unless consented to by each Noteholder;

            (b) which would modify this Section or change the definition of "Required Noteholders" or which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Note (or reduce the rate of interest on any Note) shall be made without the consent of each Noteholder; provided, however, that, in the case of any non-payment of interest when due on the Notes which is not permitted to be accrued in accordance with the proviso to the first paragraph of the Notes by reason of the two accruals permitted thereby having already occurred, such non-payment may instead be permitted to be accrued pursuant to this clause with the consent of the holders of 75% of the aggregate outstanding principal amount of all Notes and otherwise in accordance with the terms of such proviso;

            (c) which would modify clause (b) of Section 6.2 (or any of the limitations referred to therein) shall be made without the consent of JZEP; or

            (d) which would amend the subordination, postponement, standstill and other provisions of Article VIII shall be effective unless made in accordance with Section 8.12.

No failure or delay on the part of any Noteholder in exercising any power or right under this Agreement or any other Purchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Noteholder under this Agreement or any other Purchase Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 9.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Purchase Document shall be in writing and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if sent by mail or courier and properly addressed and prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

        SECTION 9.3. Costs and Expenses. The Company agrees to pay all expenses of each requesting Purchaser(including reasonable fees and expenses of counsel) for the negotiation, preparation, execution and delivery of this Agreement, including Schedules and Exhibits hereto, each other Purchase Document, any Subject Security and the Stockholders' Agreement and any amendments, waivers, consents, supplements or other modifications to any thereof, as may from time to time hereafter be required whether or not the transactions contemplated under this Agreement are consummated, and to pay all expenses of such requesting Purchaser (including reasonable fees and expenses of counsel to such requesting Purchaser) incurred from time to time after the Closing Date in connection with the administration hereof and thereof, the consideration of legal questions relevant hereto and thereto or to the enforcement or preservation of rights as to, or restructuring or "work-out" of, any Obligations or the rights and preferences of any Subject Security.

        SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Purchaser, the Company hereby indemnifies, exonerates and holds such Purchaser and its officers, directors, employees, trustees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

               (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Note,

               (b) the entering into and performance of this Agreement and any other Purchase Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the required Purchasers pursuant to Article III to not purchase the Subject Securities), or

               (c) any investigation, litigation or proceeding related to the transactions contemplated under this Agreement,

excluding, however, any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If, and to the extent that, the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

        SECTION 9.5. Survival. The obligations of the Company under clause (b) of Section 6.1 and clause (b) of Section 6.2 shall survive the payment in full of all Obligations and the termination of any other provisions of this Agreement or any other Purchase Document and shall continue for the benefit of JZEP for so long as it shall hold the relevant Subject Securities. The obligations of the Company under Section 9.4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Party, and the obligations of the Company under Sections 9.3 and 9.4 shall survive the payment or prepayment of the Subject Securities, at maturity, upon redemption or otherwise, any transfer of the Subject Securities by each requesting Purchaser, and any termination of this Agreement and the other Purchase Documents. The representations and warranties made by the Company in this Agreement and in each other Purchase Document shall survive the execution and delivery of this Agreement and each such other Purchase Document.

        SECTION 9.6. Severability. Any provision of this Agreement or any other Purchase Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Purchase Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 9.7. Headings. The various headings of this Agreement and of each other Purchase Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Purchase Document or any provisions hereof or thereof.

        SECTION 9.8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and a Purchaser and be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 9.9. Governing Law; Entire Agreement. This Agreement, the Notes and each other Purchase Document shall each be deemed to be a contract made under and governed by the internal laws of the State of New York. This Agreement, the Notes, and the other

Purchase Documents, the Recapitalization Document and the Stockholders' Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 9.10. Jurisdiction. For purpose of any action or proceeding involving this Agreement or any other Purchase Document, the Company hereby expressly submits to the jurisdiction of all Federal and State Courts located in the City of New York, State of New York and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of New York, provided a reasonable time for appearance is allowed.

        SECTION 9.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all holders of Notes; and

               (b) the rights of sale, assignment, and transfer of the Notes are subject to Section 4.6.

        SECTION 9.12. WAIVER OF JURY TRIAL. THE PURCHASERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PURCHASERS OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       APPAREL VENTURES, INC.

                                       By
                                         --------------------------------------
                                         Name:   John R. Lowden
                                         Title:
                                         --------------------------------------


                                       Address:    c/o The Jordan Company
                                                   767 Fifth Avenue
                                                   New York, New York  10153

                                       Facsimile:  212-755-5263
                                       Attention:  John R. Lowden

                                       MARVIN L. GOODMAN AND
                                       MELINDA K. GOODMAN REVOCABLE TRUST

                                       By
                                         --------------------------------------
                                         Name:
                                         --------------------------------------
                                         Title:
                                          -------------------------------------
                                       Address:    c/o Marvin L. Goodman
                                                   Apparel Ventures, Inc.
                                                   204 W. Rosecrans Avenue
                                                   Gardena, California 90248

                                       Telephone:  310-538-4980
                                       Attention:  Marvin L. Goodman

                                       ----------------------------------------
                                       Marvin L. Goodman

                                       Address:    c/o Marvin L. Goodman
                                                   Apparel Ventures, Inc.
                                                   204 W. Rosecrans Avenue
                                                   Gardena, California 90248

                                       Telephone:  310-538-4980

                                       LEUCADIA INVESTORS, INC.

                                       By
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------
                                       Address:    c/o The Jordan Company
                                                   767 Fifth Avenue
                                                   New York, New York  10153

                                       Facsimile:  212-755-5263

                                       Attention:  John R. Lowden

                                       JOHN W. JORDAN II REVOCABLE TRUST

                                       By:
                                           ------------------------------------
                                       Name: John W. Jordan II
                                       Title:   Trustee


                                       ----------------------------------------
                                       David W. Zalaznick



                                       ----------------------------------------
                                       Jonathan F. Boucher



                                       ----------------------------------------
                                       John R. Lowden


                                       ----------------------------------------
                                       Adam E. Max


                                       ----------------------------------------
                                       A. Richard Caputo

                                       JZ EQUITY PARTNERS PLC

                                       By
                                       ----------------------------------------
                                       Name:  James E. Jordan
                                       Title: Director

                                       Notices:    c/o Jordan/Zalaznick
                                                   Advisers, Inc.
                                                   767 Fifth Avenue
                                                   New York, New York  10153

                                       Facsimile:  212-750-5690

                                       Attention:  Mr. James E. Jordan

                                       Copy to:    Jay Parry Monge, Esq.
                                                   Mayer, Brown & Platt
                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                       Payments to:   Account No.: 458-105-198
                                                      Republic National
                                                      Bank of New York
                                                      (ABA No. 026-0048-28)
                                                      452 Fifth Avenue
                                                      26th Floor
                                                      New York, New York  10018

                                       Confirmation to:   Mr. James E. Jordan
                                                          c/o Jordan/Zalaznick
                                                          Advisers, Inc.

                                       Telephone No.: 212-572-0840

                               ----------------------------------------
                               William Curtis

In connection with the Merger on the date hereof of Holdings and Old AVI, Apparel Ventures, Inc., the Delaware corporation surviving the Merger, hereby absolutely and unconditionally confirms its assumption and agreement, jointly and severally, to pay, perform, observe and discharge all of the obligations of the Company under the foregoing Agreement and each other Purchase Agreement.

APPAREL VENTURES, INC.

By
  ---------------------------------------------
  Name:
       ----------------------------------------
  Title:
       ----------------------------------------